SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




           Date of Report (Date of earliest event reported)
                         APRIL 21, 1998


                  NORTHERN STATES POWER COMPANY
     (Exact name of registrant as specified in its charter)


                            MINNESOTA
         (State or other jurisdiction of incorporation)


                            1-3034                 41-0448030
        (Commission File Number)   (IRS Employer Identification
                              No.)


                  414 NICOLLET MALL, MPLS, MN       55401
        (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code  612-330-5500
  (Former name or former address, if changed since last report)





ITEM 5.   OTHER EVENTS

On April 21, 1998, NSP's subsidiary, Viking Gas Transmission Company (Viking), withdrew from participation in the proposed Viking Voyageur pipeline project, which would have carried natural gas from Emerson, Manitoba, to Joliet, Ill., allowing communities along the way in Minnesota and Wisconsin to tap into it. The pipeline had been scheduled to begin service on November 1, 1999.

Projections show that natural gas demand in the upper Midwest will rise sharply in the years ahead, and the project has received strong support from businesses, economic development groups, gas distribution companies and state energy agencies. Although Viking believes a pipeline project will go forward in the future to meet this demand, the Voyageur proposal did not receive the necessary support to make the project viable at this time under the proposed schedule.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Northern   States   Power
Company
                                      (a Minnesota Corporation)



                                      By   /S/
                                        Edward  J. McIntyre
                                        Vice President and Chief
                                             Financial Officer




Dated: April 22, 1998